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                                                                   EXHIBIT 10.77



                                   GUARANTY

     THIS GUARANTY dated as of September 21, 1998 (the "Guaranty") is given by
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MARINER HEALTH GROUP, INC., a Delaware corporation ("Mariner"), each of its
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subsidiaries signatory hereto (collectively, the "Mariner Subsidiary
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Guarantors," and together with Mariner, the "Guarantors") in favor of
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NATIONSBANK, N.A., a national banking association organized under the laws of the United States ("NationsBank"), as Agent (in such capacity, "Agent") for the
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Purchasers, as that term is defined in the LMS Confirmation referred to hereinbelow (the "Purchasers").
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     1.  Unconditional Guaranty
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     In consideration of and to induce NationsBank  to enter into a liability management swap transaction (the "LMS Transaction") with the Guarantors'
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affiliate, Mariner Post-Acute Network, Inc., a Delaware corporation (formerly known as Paragon Health Network, Inc. and referred to herein as "Counterparty"),
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pursuant to the ISDA Master Agreement dated as of October 31, 1997 between
Counterparty  and NationsBank (the "Master Swap Agreement") and the Confirmation
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for U.S. Dollar Total Return Swap Transaction to be Subject to 1992  Master Swap
Agreement dated September 21, 1998 between Counterparty and NationsBank (the

"LMS Confirmation"), the Guarantors unconditionally guarantee to Agent, its
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successors and assigns, for the benefit of the Purchasers, the prompt payment when due, whether at maturity, upon acceleration or otherwise, of all present and future obligations and liabilities of all kinds (including any renewals, extensions or modifications thereof) arising out of the LMS Confirmation, but excluding any obligations arising in connection with the Master Swap Agreement not related solely to the LMS Transaction (the "Obligations"), subject to the
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limitations set forth herein.

     Except as specifically set forth herein, this Guaranty is an unconditional guaranty of payment and not merely of collection and shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor, or by any circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. Except as specifically set forth herein, this Guaranty is absolute and unconditional and shall remain in full force and effect and be binding upon the Guarantors, their successors and assigns until all of the Obligations have been satisfied in full. In the event that any payment by the Counterparty in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantors shall remain liable hereunder in respect of such Obligations as if such payment had not been made.

     The Guarantors agree that Agent may resort to the Guarantors for payment of any of the Obligations whether or not Agent has proceeded against any other obligor principally or secondarily liable for any Obligations, including the Counterparty. Agent shall not be obligated to file any claim relating to the Obligations, including any claim in the event that the Counterparty becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of Agent to file any such claim shall not affect the Guarantors' obligations hereunder. The Guarantors also specifically waive the presentment to or demand of payment from anyone whomsoever liable upon any of the Obligations, including presentment, demand, protest or notice of dishonor, and all other notices whatsoever (other than any notices expressly required under the Master Swap Agreement or the LMS Confirmation).

     Notwithstanding anything to the contrary contained herein, in the Master Swap Agreement or the LMS Confirmation, (a) the obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under
Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law; and (b) if the execution or delivery of this Guaranty by any entity listed on the signature page hereof as a Mariner Subsidiary Guarantor, or the performance by such entity of its obligations hereunder, violates its organizational documents as in existence on the date hereof or any material agreement to which such entity is a party as of the date hereof, or is otherwise prohibited by any such organizational document or material
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agreement, then such entity shall automatically be deemed not to be a Mariner
Subsidiary Guarantor and shall not be obligated hereunder in any way.

     2.  Consents
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     The Guarantors agree that the Agent may at any time extend the time of payment of or renew any of the Obligations, or make any agreement with the Counterparty or with any other party or person liable on any of the Obligations, for the extension, renewal, payment, compromise, discharge or release of the Obligations (in whole or in part), or for any modification of the terms thereof or of any agreement between the Agent and Counterparty or any such other party or person, without in any way impairing or affecting this Guaranty for any outstanding Obligations.

     3.  Rights; Expenses
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     No failure by the Agent or any Purchaser to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Agent or any Purchaser of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to Agent or any Purchaser or allowed by law or other agreement shall be cumulative and not exclusive of any other right, remedy or power. The Guarantors agree to pay on demand all out-of-pocket expenses (including the reasonable fees and expenses of Agent's counsel) actually incurred by the Agent in any way relating to the enforcement or protection of Agent's rights under this Guaranty.

     4.  Subrogation
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     The Guarantors shall not  exercise any  rights which they may have or acquire by way of subrogation until all of the Obligations are paid in full to the Agent. If any amounts are paid to the Guarantors in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Agent and shall forthwith be paid to the Agent to reduce the amount of outstanding Obligations, whether matured or unmatured. Subject to the foregoing, upon payment of all of the Obligations to the Agent, the Guarantors shall be subrogated to the rights of the Agent against the Counterparty, and the Agent agrees to take at the Guarantors' expense such actions as the Guarantors may reasonably require to implement such subrogation.

     5.  Assignment; Termination
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     The Guarantors shall not assign their respective rights, interest, duties or obligations hereunder to any other person without the Agent's prior written consent; provided, however, that the assignment of the obligations of any
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Mariner Subsidiary Guarantor (including, without limitation, any assignment thereof by operation of law) shall be permitted in connection with any merger or consolidation, or sale of all or substantially all of the assets of such Mariner Subsidiary Guarantor, which is permitted under the terms of (i) that certain Credit Agreement dated as of May 18, 1994, by and among Mariner, as borrower, the financial institutions signatory thereto as lenders, and PNC Bank, National Association, as agent for such lenders, as such Credit Agreement may be amended, modified, restated, extended, refinanced or replaced from time to time, and (ii) the Indenture dated as of April 4, 1996 between Mariner and State Street Bank and Trust Company, as trustee, pursuant to which the Notes were issued, as such Indenture may be supplemented, amended, refinanced or replaced from time to time. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the party or parties against whom such amendment is to be enforced.

     6.  Taxes
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     All payments by  the Guarantors hereunder will be made in full without set-
off or counterclaim and free and clear of and without withholding or deduction for or on account of any present or future taxes,

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duties or other charges, unless the withholding or deduction of such taxes or duties is required by law. In any such event, however, the Guarantors shall pay such additional amounts as may be necessary in order that the net amount received by the Agent and/or Purchasers after such withholding or deduction shall equal the full amounts of moneys which would have been received by the Bank in the absence of such withholding or deduction. The Guarantors will pay all stamp duties and other documentary taxes payable in connection with this Guaranty and will keep the Agent and Purchasers indemnified against failure to pay the same.

     7.  Payments
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     Each Guarantor hereby guarantees that the Obligation will be paid to the
Agent without set-off or counterclaim, in lawful currency of the United States of America at the offices of the Agent as specified in the LMS Confirmation.

     8.  Representations
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     The Guarantors are duly organized, validly subsisting and in good standing under the laws of their respective jurisdiction of incorporation or organization, and each has full corporate power to execute, deliver and perform this Guaranty. The Guarantors have duly authorized this Guaranty, and the signatories of this Guaranty have been duly authorized and have full power to execute and deliver this Guaranty on behalf of each Guarantor. This Guaranty and the providing thereof to the Agent does not violate Mariner's constitutive documents, and this Guaranty does not violate any law, regulation or agreement applicable to Mariner or its assets. This Guaranty constitutes a valid and binding agreement of the Guarantors in accordance with its terms.

     9.  Governing Law; Jurisdiction
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     This Guaranty shall be governed by and construed in accordance with, the laws of the State of New York, without reference to its conflicts of laws principles. With respect to any suit, action or proceeding concerning this Guaranty, the Agent and the Guarantors submit to the non-exclusive jurisdiction of the Federal and State courts located in the City, County and State of New York. The Agent and the Guarantors specifically and irrevocably waive (i) any objection which it may have at any time to the laying of venue of any suit, action or proceeding brought in such courts, (ii) any claim that the same has been brought in an inconvenient forum, and (iii) the right to object that such courts do not have jurisdiction over it.

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     IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered by the Guarantors to Agent as of the date first above written.


MARINER HEALTH GROUP, INC.

By:
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Name:  Boyd P. Gentry
Title:  Vice President

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